EXHIBIT F-2


                   [ON LETTERHEAD OF WALTER WOELFLE, ESQUIRE]


                                December 26, 2000


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

          RE:  ALLIANT ENERGY CORPORATION, ET AL.
               FORM U-1 APPLICATION/DECLARATION
               (FILE NO. 70-9735)

Ladies and Gentlemen:

     I refer to the Form U-1 Application/Declaration, as amended (the "Application"), under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed jointly with the Securities and Exchange Commission (the "Commission") by Alliant Energy Corporation ("Alliant Energy") and its wholly-owned utility subsidiaries, Wisconsin Power and Light Company ("WPL") and South Beloit Water, Gas & Electric Company ("South Beloit"), and its subsidiaries, American Transmission Company LLC (the "Transco") and ATC Management Inc. (the "Corporate Manager") (collectively, the "Applicants"). I have acted as counsel for the Corporate Manager and the Transco in connection with the Application.

     In the Application, the Applicants request authority for, among other things: (i) WPL and South Beloit to transfer certain transmission assets to the Transco; (ii) WPL and South Beloit to receive Transco member units in exchange for such assets; (iii) the purchase by WPL, South Beloit and other utilities of Corporate Manager shares; (iv) acquisition by the Transco of the transmission assets of other utilities in exchange for member units; (v) the issuance by the Transco and the Corporate Manager of their member units and shares, respectively; and (vi) the issuance by the Transco of short-term and long-term debt.

     In connection with this opinion, I have examined original, certified or conformed copies of all such corporate records, agreements, instruments and documents of the Transco and the Corporate Manager, certificates of public officials and officers of the Corporate Manager and the Transco, and have made such other investigations as I have deemed necessary or appropriate for the purpose of rendering this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as conformed copies.

     I am of the opinion that, upon the issuance of your order or orders in this proceeding granting or permitting the Application to become effective with respect to such proposed transactions, and in the event that the proposed


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transactions are consummated in accordance with said Application and your order or orders in respect thereto:

     (a) all state laws applicable to the proposed transactions will have been complied with;

     (b) (i) the Transco is validly organized and duly existing, and (ii) the membership interests of the Transco be validly issued, and the holders thereof will be entitled to all of the rights and privileges of a member of the Transco as set forth in the Transco's articles of organization and operating agreement;

     (c)  (i) the Corporate Manager is validly organized and duly existing, and
          (ii) the shares of the Corporate Manger will be validly issued, full paid and nonassessable and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the articles of incorporation and by-laws of the Corporate Manager;

     (d) any debt securities issued by the Transco will be valid and binding obligations of the Transco in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and the general principles of equity limiting the availability of equitable remedies; and

     (e) the consummation of the proposed transactions will not violate the legal rights of the holders or any securities issued by the Transco, the Corporate Manager or any associate company thereof.

     I am an attorney licensed to practice in the State of Wisconsin and have acted as counsel to the Transco and the Corporate Manager in connection with the proposed transactions. I express no opinion with respect to the laws of any other State or jurisdiction.

     I hereby consent to the use of this opinion in connection with the Application.


                                        Sincerely,



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